As filed with the U.S. Securities and Exchange Commission on December 31, 2014
File Nos. 33-73792
811-08270

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940		[X]

Amendment No.	56	[X]

(Check appropriate box or boxes)

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS
(Exact name of Registrant as Specified in Charter)

601 Union Street, Suite 2801
Seattle, WA 98101
(Address of Principal Executive Office, including Zip Code)

(206) 518-6600
(Registrant’s Telephone Number, including Area Code)

Frederick H. Sherley
Rainier Investment Management, LLC
601 Union Street, Suite 2801
Seattle, WA 98101
(Name and address of Agent for Service)

WITH COPY TO:
David A. Hearth
Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, CA 94105

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 56 to the Registration Statement of Rainier Investment Management Mutual Funds is being filed to revise disclosure only with respect to the following series of the Trust: Rainier Large Cap Growth Equity Fund (the “Fund”).

This Amendment No. 56 to the Registration Statement of Rainier Investment Management Mutual Funds on Form N-1A (File No. 811-08270) is being filed to make changes to the Trust’s Amendment No. 54 under the Investment Company Act of 1940, as amended as filed on August 12, 2014, as pertaining to the Fund.  This filing amends, and is not intended to otherwise supersede or affect, the Offering Memorandum and Supplement to the Offering Memorandum of the Fund as filed on August 12, 2014.

The shares of beneficial interest in the Fund are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because those shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the Securities Act. Shares of the Fund will be purchased only by clients of Rainier Investment Management, LLC (“Rainier”), including separately managed private accounts, and other investors who are “accredited investors,” as defined in Regulation D under the Securities Act, which may include Rainier and its owners, officers and other personnel. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

RAINIER LARGE CAP GROWTH EQUITY FUND

(Institutional Shares)

AMENDMENT DATED DECEMBER 31, 2014 TO THE
OFFERING MEMORANDUM DATED AUGUST 12, 2014

This Amendment provides new and additional information that affects information contained in the Offering Memorandum and should be read in conjunction with the Offering Memorandum.

The following replaces the second paragraph in the section titled, “Principal Investment Strategies” on page 3 and the second paragraph in the section titled, “Investment Strategies” on page 6 of the Offering Memorandum:

The Investment Adviser’s stock selection focuses on companies that it believes are likely to demonstrate strong earnings, revenue or cash flow growth relative to their industry peers.  The Fund will normally invest in approximately 25 to 45 companies.  The Fund expects to typically hold 40 or fewer companies in its portfolio.

The following disclosure is added to the section titled, “Principal Investment Risks” on page 5 and to the section titled, “Principal Risks of Investing” on page 7 of the Offering Memorandum:

Investment Diversification Risk.  Although it is diversified for purposes of the Investment Company Act of 1940, the Fund may invest in a comparatively small number of companies, as compared to many other mutual funds. Investing in a comparatively small number of companies can increase the potential adverse effects to the Fund caused by a decline in the value of any single company in which the Fund invests.

*           *           *           *           *

Please retain this Amendment for future reference.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS
PART C

OTHER INFORMATION

Item 28.               Exhibits

(a)	Declaration of Trust (1)

	(i)	Certificate of Trust(1)
(A.) Certificate of Amendment dated May 30, 2012(13)
(B.) Certificate of Amendment dated August 8, 2012(13)

	(ii)	Agreement and Declaration of Trust(1)

(b)	Bylaws(1)

	(i)	Amendment No. 1 to Bylaws(13)

(c)	Instruments Defining Rights of Security Holders — Incorporated by reference to the Articles of Incorporation and Bylaws.

(d)	(i)	Investment Advisory Agreement(2)

(A.)	Form of Amendment No. 1 to Investment Advisory Agreement(6)

(B.)	Form of Amendment No. 2 to Investment Advisory Agreement(6)

(C.)	Form of Amendment No. 3 to Investment Advisory Agreement(8)

(D.)	Form of Amendment No. 4 to Investment Advisory Agreement(11)

(E.)	Form of Amendment No. 5 to Investment Advisory Agreement(13)

(F.)	Form of Amendment No. 6 to Investment Advisory Agreement(14)

(G.)	Form of Amendment No. 7 to Investment Advisory Agreement(14)

(ii)	Amended and Restated Operating Expenses Agreement(15)

(e)	Distribution Agreement by and between Registrant and Quasar Distributors, LLC (7)

(i)	Addendum to Distribution Agreement(6)

(ii)	First Amendment to Distribution Agreement(8)

(iii)	Second Amendment to Distribution Agreement(11)

(iv)	Third Amendment to Distribution Agreement(13)

(v)	Fourth Amendment to Distribution Agreement(15)

(f)	Bonus or Profit Sharing Contracts – Not applicable

(g)	Custody Agreement by and between Registrant and U.S. Bank N.A.(7)

(i)	Addendum to Custody Agreement(6)

(ii)	First Amendment to Custody Agreement(8)

(iii)	Second Amendment to Custody Agreement(11)

(iv)	Third Amendment to Custody Agreement(13)

(v)	Fourth Amendment to Custody Agreement(15)

(vi)	Fifth Amendment to Custody Agreement(15)

(vii)	Addendum to Custody Agreement(15)

(h)	Other Material Contracts

	(i)	Fund Administration Servicing Agreement by and between Registrant and U.S. Bancorp Fund Services, LLC (7)

(A.)	First Amendment to Fund Administration Servicing Agreement(8)

(B.)	Second Amendment to Fund Administration Servicing Agreement(11)

(C.)	Third Amendment to Fund Administration Servicing Agreement(13)

(D.)	Fourth Amendment to Fund Administration Servicing Agreement(15)

(E.)	Fifth Amendment to Fund Administration Servicing Agreement(15)

(ii)	Fund Accounting Servicing Agreement(7)

(A.)	First Amendment to Fund Accounting Servicing Agreement(8)

(B.)	Second Amendment to Fund Accounting Servicing Agreement(11)

(C.)	Third Amendment to Fund Accounting Servicing Agreement(13)

(D.)	Fourth Amendment to Fund Accounting Servicing Agreement(15)

(E.)	Fifth Amendment to Fund Accounting Servicing Agreement(15)

(iii)	Transfer Agent Servicing Agreement(7)

(A.)	First Amendment to Transfer Agent Servicing Agreement(8)

(B.)	Second Amendment to Transfer Agent Servicing Agreement(11)

(C.)	Third Amendment to Transfer Agent Servicing Agreement(13)

(D.)	Fourth Amendment to Transfer Agent Servicing Agreement(13)

(E.)	Fifth Amendment to Transfer Agent Servicing Agreement(13)

(F.)	Sixth Amendment to Transfer Agent Servicing Agreement(15)

(G.)	Seventh Amendment to Transfer Agent Servicing Agreement(15)

(iv) Services Agreement(2)

(v) Assignment of Administration Agreement(5)

(vi) Power of Attorney(13)

(i)	Legal Opinion of Paul Hastings LLP (f/k/a Paul, Hastings, Janofsky & Walker LLP) (6), (8), (11)

(j)	Consent of Independent Registered Public Accounting Firm – not applicable.

(k)	Omitted Financial Statements – Not applicable

(l)	Agreement Relating to Initial Capital(3)

(m)	Rule 12b-1 Plan

(i)	Amended and Restated Rule 12b-1 Plan(13)

(n)	Rule 18f-3 Plan

(i)	Amended and Restated Multiple Class Plan(14)

(o)	Reserved.

(p)	(i) Joint Code of Ethics for Rainier Investment Management Mutual Funds and Rainier Investment Management(9)

(1)	Filed with the Registrant’s initial Registration Statement, File No. 33-73792 on January 5, 1994.

(2)	Filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement, File No. 33-73792 on February 23, 1994.

(3)	Filed with Pre-effective Amendment No. 2 to the Registrant’s Registration Statement, File No. 33-73792 on April 6, 1994.

(4)	Filed with Post-Effective Amendment No. 13 to the Registrant’s Registration Statement, File No. 33-73792 on March 1, 2002.

(5)	Filed with Post-Effective Amendment No. 17 to the Registrant’s Registration Statement, File No. 33-73792 on August 2, 2004.

(6)	Filed with Post-Effective Amendment No. 22 to the Registrant’s Registration Statement, File No. 33-73792 on December 27, 2005.

(7)	Filed with Post-Effective Amendment No. 27 to the Registrant’s Registration Statement, File No. 33-73792 on July 26, 2007.

(8)	Filed with Post-Effective Amendment No. 30 to the Registrant’s Registration Statement, File No. 33-73792 on March 30, 2009.

(9)	Filed with Post-Effective Amendment No. 33 to the Registrant’s Registration Statement, File No. 33-73792 on July 30, 2010.

(10)	Filed with Post-Effective Amendment No. 34 to the Registrant’s Registration Statement, File No. 33-73792 on July 29, 2011.

(11)	Filed with Post-Effective Amendment No. 38 to the Registrant’s Registration Statement, File No. 33-73792 on March 27, 2012.

(12)	Filed with Post-Effective Amendment No. 41 to the Registration Statement, File No. 33-73792 on July 27, 2012.

(13)	Filed with Post-Effective Amendment No. 47 to the Registration Statement, File No. 33-73792 on July 29, 2013.

(14)	Filed with Amendment No. 52 to the Registration Statement, File No. 811-08270 on March 10, 2014.

(15)	Filed with Post-Effective Amendment No. 49 to the Registration Statement, File No. 33-73792 on July 29, 2014.

Item 29.	Persons Controlled by or Under Common Control with Registrant

As of the date of this amendment to this Registration Statement, there are no persons controlled by or under common control with the Registrant.

Item 30.	Indemnification

Article VII, Section 2 of the Registrant’s Declaration of Trust provides as follows:

Section 2.  Indemnification and Limitation of Liability.  The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Trust out of its assets shall indemnify and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee’s performance of his duties as a Trustee of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee from or against any liability to the Trust or any Shareholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of Investment Adviser

The response to this item is incorporated by reference to its Form ADV as amended (File No. 801-35638).

Item 32.	Principal Underwriter.

        (a)           Quasar Distributors, LLC, the Registrant’s principal underwriter, acts as principal underwriter for the following investment companies:

Academy Funds Trust	IronBridge Funds, Inc.
Advisors Series Trust	Jacob Funds, Inc.
Aegis Funds	Jensen Portfolio, Inc.
Aegis Value Fund, Inc.	Kirr Marbach Partners Funds, Inc.
Allied Asset Advisors Funds	KKR Alternative Corporate Opportunities Fund P
Alpine Equity Trust	KKR Series Trust
Alpine Income Trust	Litman Gregory Funds Trust
Alpine Series Trust	LKCM Funds
Artio Global Investment Funds	LoCorr Investment Trust
Artio Select Opportunities Fund, Inc.	Loeb King Trust
Barrett Opportunity Fund, Inc.	Lord Asset Management Trust
Brandes Investment Trust	MainGate Trust
Brandywine Blue Fund, Inc.	Managed Portfolio Series
Brandywine Fund, Inc.	Matrix Advisors Value Fund, Inc.
Bridge Builder Trust	Merger Fund
Bridges Investment Fund, Inc.	Monetta Trust
Brookfield Investment Funds	Nicholas Family of Funds, Inc.
Brown Advisory Funds	Permanent Portfolio Family of Funds, Inc.
Buffalo Funds	Perritt Funds, Inc.
Country Mutual Funds Trust	PRIMECAP Odyssey Funds
Cushing Funds Trust	Professionally Managed Portfolios
DoubleLine Funds Trust	Prospector Funds, Inc.
ETF Series Solutions	Provident Mutual Funds, Inc.
Evermore Funds Trust	Purisima Funds
FactorShares Trust	Rainier Investment Management Mutual Funds
First American Funds, Inc.	RBC Funds Trust
First American Investment Funds, Inc.	SCS Financial Funds
First American Strategy Funds, Inc.	Stone Ridge Trust
Glenmede Fund, Inc.	Thompson IM Funds, Inc.
Glenmede Portfolios	TIFF Investment Program, Inc.
Greenspring Fund, Inc.	Trust for Professional Managers
Guinness Atkinson Funds	USA Mutuals
Harding Loevner Funds, Inc.	USFS Funds Trust
Hennessy Funds Trust	Wall Street Fund, Inc.
Hennessy Funds, Inc.	Westchester Capital Funds
Hennessy Mutual Funds, Inc.	Wexford Trust/PA
Hennessy SPARX Funds Trust	Wisconsin Capital Funds, Inc.
Hotchkis & Wiley Funds	WY Funds
Intrepid Capital Management Funds Trust	YCG Funds

        (b)   To the best of Registrant’s knowledge, the directors and executive officers of Quasar Distributors, LLC are as follows:

Name and Principal Business Address	Position and Offices with Quasar Distributors, LLC	Positions and Offices with Registrant
James R. Schoenike(1)	President, Board Member	None

Andrew M. Strnad(2)	Secretary	None
Joe D. Redwine(1)	Board Member	None
Robert Kern(1)	Board Member	None
Susan LaFond(1)	Treasurer	None
Teresa Cowan(1)	Assistant Secretary	None
John Kinsella(3)	Assistant Treasurer	None
Brett Scribner(3)	Assistant Treasurer	None

(1)This individual is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.
(2)This individual is located at 6602 East 75th Street, Indianapolis, Indiana 46250.
(3)This individual is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

        (c)           The following table sets forth the commissions and other compensation received, directly or indirectly, from the Funds during the last fiscal year by the principal underwriter who is not an affiliated person of the Funds.

(1) Name of Principal Underwriter	(2) Net Underwriting Discounts and Commission	(3) Compensation on Redemption and Repurchases	(4) Brokerage Commissions	(5) Other Compensation
Quasar Distributors, LLC	None	None	None	None

Item 33.	Location of Accounts and Records

All accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained as follow:

(a)	With respect to Rules 31a-1(a); 31a-1(b)(1); (2)(i) and (ii); (3); (6); (8); (12); and 31a-1(d), the required books and records will be maintained at the offices of Registrant’s Custodian:

U.S. Bank N.A.
1555 N. River Center Drive, Suite 302
Milwaukee, WI 53212

(b)	With respect to Rules 31a-1(a); 31a-1(b); (2)(iii) and (4), the required books and records are maintained at the offices of Registrant’s Administrator, Transfer Agent and Fund Accountant:

U.S. Bancorp Fund Services, LLC
2020 East Financial Way, Suite 100
Glendora, CA 91741

(c)	With respect to Rules 31a-1(b)(5), (6), (7), (9), (10) and (11) and 31a-(f), the required books and records are maintained at the principal offices of the Registrant’s Adviser:

Rainier Investment Management Mutual Funds
601 Union Street, Suite 2801
Seattle, WA 98101

(d)	With respect to Rule 31a-1(d), certain required books and records will be maintained at the offices of the Registrant’s Principal Underwriters:

Quasar Distributors, LLC
615 E. Michigan Street
Milwaukee, WI  53202

Item 34.	Management Services

There are no management-related service contracts not discussed in Parts A and B.

Item 35.	Undertakings

(a)           Registrant undertakes that if requested to do so by the holders of at least 10% of the registrant’s outstanding shares, it will call a meeting of shareholders for the purpose of voting upon the question of removal of a trustee or trustees and to assist in communication with other shareholders as required by Section 16(c) of the Investment Company Act of 1940, as amended.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 56 to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Seattle, State of Washington, on the 31st day of December, 2014.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

/s/ Melodie B. Zakaluk
Melodie B. Zakaluk
Chief Executive Officer, President, and Chief Financial Officer